UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SILVERBOW RESOURCES, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 28, 2024, SilverBow Resources, Inc.(the “Company”) issued the following press release containing a letter to its shareholders (the “Shareholder Letter”):

COMPANY CONTACT:

ir@sbow.com

(281) 874-2700, (888) 991-SBOW

SilverBow Resources Highlights Successful Implementation of Strategy and Positive Business Momentum

Proposes Significant Corporate Governance Enhancements

Concludes Kimmeridge’s Proposal Substantially Undervalues SilverBow; Believes Shareholders Need Relevant Information About KTG Asset Value

Launches www.FutureOfSilverBow.com, Providing Additional Information for Shareholders

Files Preliminary Proxy Statement and Sends Letter to Shareholders

Houston, TX – March 28, 2024 – SilverBow Resources, Inc. (NYSE: SBOW) (“SilverBow” or the “Company”) today filed its preliminary proxy statement with the U.S. Securities and Exchange Commission in connection with the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”).

Also in connection with the 2024 Annual Meeting, SilverBow today sent a letter to its shareholders highlighting:

•	The successful implementation of the Company’s strategy to drive positive business momentum and deliver substantial shareholder value;

•	Recent governance enhancements that the Company has made and that the SilverBow Board of Directors (the “Board”) is proposing at the 2024 Annual Meeting to serve shareholders’ best interests;

•	SilverBow’s extensive history of engagement with Kimmeridge Energy Management Company, LLC (“Kimmeridge”) to find a path toward a value-creating transaction for ALL SilverBow shareholders;

•	The Board’s decision to NOT nominate the nominees put forth by Kimmeridge following a comprehensive, independent process by the Board’s Nominating and Strategy Committee;

•

The Board’s conclusion, after consultation with its independent financial and legal advisors, that Kimmeridge’s most recent proposal substantially undervalues SilverBow. The Board believes it is vital to conduct due diligence on Kimmeridge Texas Gas (“KTG”), as the Board and shareholders need relevant information to determine the actual value, not Kimmeridge’s assertion of value, of the KTG assets; and

•	The Board’s commitment to delivering value for ALL shareholders, including continuing to engage with Kimmeridge regarding its proposed transaction.

Materials related to the 2024 Annual Meeting, including a fact sheet outlining the Company’s observations on what it believes are false claims made by Kimmeridge, are available at www.FutureOfSilverBow.com.

The full text of the letter sent to shareholders today follows:

Dear Fellow Shareholders,

The Board of Directors (the “Board”) and management team of SilverBow Resources, Inc. (“SilverBow” or the “Company”) have been, and always will be, committed to delivering substantial value to our shareholders. We have made significant progress positioning our company to follow through on that commitment, and SilverBow’s recent results underscore our belief that we have the right strategy in place to generate strong shareholder returns as the market continues to improve for our industry over the coming years.

In addition to discussing our 2023 progress and 2024 priorities, we want to highlight the recent governance enhancements we have made and those we are putting up for a vote at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”). We will also touch on some additional items you will be asked to vote on this year.

Importantly, we want to set the record straight regarding what we believe are false claims made by Kimmeridge Energy Management Company, LLC (“Kimmeridge”) – a fact sheet outlining our observations can be found here.

Successfully Implementing Our Strategy

SilverBow has been successfully implementing our strategy of building a scalable and durable portfolio, driving efficiencies and enhancing margins, protecting the balance sheet, and delivering profitable growth. From 2020 to 2023, we have more than doubled our portfolio to approximately 1,000 gross locations across 220,000 acres. We have driven efficiencies across our portfolio – nearly doubling our EBITDA margins1 while almost halving our cash G&A1 on $/Boe terms from 2020 to 2023. We have also strengthened our balance sheet by significantly reducing our leverage. We have delivered profitable growth, with corporate-level ROCE of 21%1 over the last three years. Our strategy has proven to be resilient through market cycles and has delivered significant shareholder value, with total shareholder returns of more than 550% since 2021.

Our Positive Business Momentum

Our results are telling a clear story of the positive momentum in our business. Despite a challenging operating environment, SilverBow delivered record results across multiple metrics in the fourth quarter of 2023, including:

•	Net income of $183 million, or $7.12 per share

•	Non-GAAP adjusted EBITDA of $172 million[1]

•	Non-GAAP free cash flow of $74 million[1]

•	Year-over-year oil production growth of nearly 75%

[1]	Non-GAAP measure. Refer to Appendix A of this letter for definitions and reconciliations.

Our recent and transformative acquisition in South Texas strengthened our business and provided us with a significant expansion of our capital allocation options. Our portfolio allowed us to effectively adapt to today’s low natural gas prices and optimize our 2024 plan to maximize free cash flow, profitably grow oil volumes and reduce debt. The significant and deliberate steps taken by management and our Board have positioned us well.

We are confident that our strategy, ability to execute our plan and proven team will continue to drive substantial value for our shareholders in the near-and long-term.

Further Strengthening Our Board to Drive Shareholder Value

We have conducted a long-term and ongoing director search process with the assistance of a globally recognized search firm. Most recently, this process led us to announce the appointment of Leland T. “Lee” Jourdan to our Board. Lee replaces Christoph O. Majeske, who concurrently resigned from the Board following the Strategic Value Partners’ (“SVP”) sell down.

We are thrilled to welcome Lee to our Board. A veteran and former officer of the United States Army, he also is a distinguished public company energy executive with more than 30 years of industry experience. Lee’s final executive post was being the Chief Diversity and Inclusion Officer of Chevron Corporation. He brings a demonstrated track record in international and domestic LNG markets, natural gas trading, business development and, most recently, being at the forefront of diversity and inclusion efforts at one of the world’s largest energy companies.

Lee’s appointment builds on our ongoing commitment to enhance the Board with new skill sets and collective experiences to help successfully execute our strategy – as well as further improve the Board’s diversity profile, which is an important priority for us. Since early 2023, SilverBow has added four new independent directors.

Enhancing Our Governance to Serve Your Best Interests

Our commitment to enhancing our governance goes beyond adding new talent to our Board. We are in constant dialogue with our shareholders – we hear your feedback and value your perspectives. To that end, we are pleased to share that the Board is proposing significant governance changes at the upcoming 2024 Annual Meeting. These include proposals to:

•	Declassify the Board and provide for the annual election of all directors;

•	Adopt a majority voting standard in uncontested elections of directors; and

•	Eliminate the supermajority vote requirements for shareholders to amend certain provisions of our certificate of incorporation.

These proposals are being made to further enhance SilverBow’s governance following SVP’s recent sell down in December 2023, as the Board believes that the historical post-emergence governance structure is no longer in the best interests of SilverBow shareholders.

Kimmeridge’s Self-Serving Proxy Fight

At the 2024 Annual Meeting, you will also be asked to vote for either SilverBow’s three highly qualified directors, or those nominated by Kimmeridge in connection with its proxy fight.

Kimmeridge has repeatedly informed SilverBow that its ultimate goal is to gain control of the Board by the 2025 annual meeting of shareholders through successive proxy fights. This could enable it to force a combination between SilverBow and Kimmeridge Texas Gas (“KTG”).

Kimmeridge’s assertion that we have failed to engage with Kimmeridge is absolutely false. In our March 1, 2024 letter and as a part of our preliminary proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 28, 2024 (the “Preliminary Proxy Statement”), we have detailed our history of extensive engagement with Kimmeridge. Over the last two years, we have worked in good faith to find a path toward a value-creating transaction for ALL SilverBow shareholders, and not just Kimmeridge. Engagement to date includes (among others):

•	30+ meetings since June 20, 2022;

•	Entry into two NDAs and an amendment to NDA to facilitate confidential information sharing;

•

A proposal by SilverBow with respect to a combination with KTG in September 2022, which Kimmeridge rejected in favor of its stated goal of acquiring control of the Company through share accumulations; and

•

An agreement on terms for an all-cash acquisition proposal in February 2023 – which Kimmeridge failed to consummate due to lack of financing (despite Kimmeridge’s representation that its proposal was not subject to any financing contingencies and that it had confirmed financing).

SilverBow has been and continues to be open to exploring a transaction at an appropriate valuation. As with prior engagements, Kimmeridge is once again demanding that SilverBow acquire KTG on its proposed valuation and financing terms.

Interestingly, Kimmeridge has not tried to sell KTG in a competitive process, which would be a logical action to crystallize value for KTG’s investors if KTG is as valuable as Kimmeridge claims it to be. Notably, Kimmeridge has not made public the relevant information for SilverBow and its shareholders to be able to independently evaluate these assets. At the same time, in case Kimmeridge is not able to force its proposed transaction in the near-term, Kimmeridge is trying to install its director nominees on the Board, in order to take control of the Company without paying an appropriate premium and have their newly appointed directors force the KTG transaction at a later date.

Our goal is to drive value, and we do not believe a wasteful proxy fight is in your best interest. Despite Kimmeridge’s tactics, we offered Kimmeridge a solution where we would interview and appoint an independent board nominee with its input, among other settlement provisions. Unfortunately, Kimmeridge rejected this proposal in favor of today’s proxy fight and refused to engage in any reasonable settlement that would have restricted its ability to pursue one or more wasteful proxy fights.

Voting for Directors: The Choice Is Clear

We are providing you with the facts to help you make the right decision about which director candidates to support at the 2024 Annual Meeting.

All three of Kimmeridge’s nominees have close ties to or history with Kimmeridge, calling into question their independence and ability to represent the interests of all SilverBow shareholders. In addition, the Kimmeridge nominees have mixed track records that include destruction of value.

•	Douglas Brooks served as a director at California Resources during Kimmeridge’s campaign at the company.

•

Carrie Fox has a $3 million limited partnership interest in Kimmeridge Fund VI and served as a director alongside Ben Dell, Kimmeridge’s Managing Partner, at two Kimmeridge-controlled companies, Extraction Oil and Civitas Resources.

•	Katherine Minyard was appointed to Ovintiv’s Board as a Kimmeridge nominee.

Furthermore, the Kimmeridge nominees have been promised seats on the proposed combined company board of SilverBow and KTG. The Board believes this “special deal” conflicts Kimmeridge in independently evaluating its proposal against other potentially value-maximizing opportunities available to SilverBow. SilverBow has provided additional information about the Kimmeridge nominees at www.FutureOfSilverBow.com.

In contrast, the Company’s proposed slate is made up of three independent, highly qualified directors – Gabriel L. Ellisor, Kathleen McAllister and Charles W. Wampler – with extensive public company board and executive leadership experience. Of note, Kathleen McAllister was recently added to our Board in January 2023 and joined both our Audit Committee and Nominating and Strategy Committee in May 2023. Additional information about the SilverBow nominees can be found at www.FutureOfSilverBow.com.

Our thorough assessment of the Kimmeridge nominees and our decision not to nominate them follows a comprehensive, independent process conducted by our Nominating and Strategy Committee to evaluate each of the nominees, including thorough interviews to better understand their relationships with Kimmeridge and purported qualifications.

Our Commitment to Value

The Board is committed to delivering value for ALL shareholders, and we will continue to engage with Kimmeridge regarding its proposed transaction. Following Kimmeridge’s notice to nominate for three board seats in February 2024, our Board met with Kimmeridge’s Managing Partner in person to continue to discuss a potential combination. It’s important that you know we will only pursue opportunities that would provide full and fair value for our assets and are in the best interests of ALL SilverBow shareholders.

The Board has been reviewing Kimmeridge’s proposal with respect to the most recent variation of a potential transaction between SilverBow and KTG. The Board has concluded, after consultation with its independent financial and legal advisors, that this most recent proposal substantially undervalues SilverBow. The Board has concerns over the alleged value of the KTG assets, which we believe may be overstated in a manner that would advantage Kimmeridge in a combination at the expense of our other shareholders. We believe it is vital to conduct due diligence on KTG, as the Board and the Company’s shareholders need relevant information to determine the actual value, not Kimmeridge’s assertion of value, of the KTG assets.

Your Support for SilverBow’s Directors and Proposals at the 2024 Annual Meeting Is Critical

Your vote is critical, and we want to ensure you have all the facts to make the right choice. We encourage you to protect your investments by voting FOR the Company’s proposed slate – Gabriel L. Ellisor, Kathleen McAllister and Charles W. Wampler – over Kimmeridge’s conflicted nominees and AGAINST its proposal to remove a fourth director, Lee Jourdan.

We look forward to engaging with you further ahead of the 2024 Annual Meeting and hearing your perspectives. If you have any questions, please call Innisfree M&A Incorporated, SilverBow’s proxy solicitor, at the number indicated below. Thank you for your continued investment in SilverBow.

Sincerely,

The SilverBow Board of Directors

If you have any questions,

please call SilverBow’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders: (877) 825-8793 (toll-free from the U.S. or Canada)

or (412) 232-3651 (from other countries)

Banks and brokers may call collect: (212) 750-5833

ABOUT SILVERBOW RESOURCES, INC.

SilverBow Resources, Inc. (NYSE: SBOW) is a Houston-based energy company actively engaged in the exploration, development, and production of oil and gas in the Eagle Ford Shale and Austin Chalk in South Texas. With over 30 years of history operating in South Texas, the Company possesses a significant understanding of regional reservoirs which it leverages to assemble high quality drilling inventory while continuously enhancing its operations to maximize returns on capital invested. For more information, please visit www.sbow.com. Information on the Company’s website is not part of this release.

FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management’s expectations or beliefs concerning future events, and it is possible that the results described in this communication will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this communication, including those regarding our strategy, the benefits of the acquisitions, future operations, guidance and outlook, financial position, prospects, plans and objectives of management are forward-looking statements. When used in this report, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,” “continue,” “potential,” “plan,” “project,” “positioned,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties: risk related to recently completed acquisitions and integrations of these acquisitions; volatility in natural gas, oil and natural gas liquid prices; cash flow and liquidity, including our ability to satisfy our short- or long-term liquidity needs; general economic and political conditions, including inflationary pressures, further increases in interest rates, a general economic slowdown or recession, instability in financial institutions, political tensions and war (including future developments in the ongoing conflicts in Ukraine and the Gaza Strip); the severity and duration of world health events, including health crises, and related economic repercussions, including disruptions in the oil and gas industry, supply chain disruptions, and operational challenges; our ability to execute on strategic initiatives; effectiveness of our risk management activities, including hedging strategy; counterparty and credit market risk; actions by third parties, including customers, service providers and shareholders; current and future governmental regulation and taxation of the oil and natural gas industry; developments in world oil and natural gas markets and in oil and natural gas-producing countries; uncertainty regarding our future operating results; and other risks and uncertainties discussed in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the year ended December 31, 2023.

All forward-looking statements speak only as of the date of this communication. You should not place undue reliance on these forward-looking statements. The Company’s capital budget, operating plan, service cost outlook and development plans are subject to change at any time. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this communication are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. The risk factors and other factors noted herein and in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events, except as required by law.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers and employees are or will be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting. The Company has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the SEC on March 28, 2024 in connection with the solicitation of proxies for the 2024 Annual Meeting, together with a WHITE proxy card.

The identity of the participants, their direct or indirect interests, by security holdings or otherwise, and other information relating to the participants are available in the Preliminary Proxy Statement (available here) in the section entitled “Security Ownership of Board of Directors and Management” and Appendix F. To the extent holdings of the Company’s securities by the Company’s directors and executive officers changes from the information included in this communication, such information will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described below.

SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) AND ANY OTHER DOCUMENTS TO BE FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain, free of charge, copies of all of the foregoing documents, any amendments or supplements thereto at the SEC’s website (http://www.sec.gov). Copies of the foregoing documents, any amendments or supplements thereto are also available, free of charge, at the “Investor Relations” section of the Company’s website (https://www.sbow.com/investor-relations).

Appendix A

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Free Cash Flow (Unaudited)

SilverBow Resources, Inc. and Subsidiary

The below tables provide the calculation of Adjusted EBITDA, Free Cash Flow and EBITDA margin for the following periods (in thousands, except per Boe information)

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022
Net Income (Loss)	$183,058	$173,360
Plus:
Depreciation, depletion and amortization	$72,080	$44,886
Accretion of asset retirement obligations	266	169
Interest expense	25,373	15,316
Loss (gain) on commodity derivatives, net	(183,706)	(83,932)
Derivative cash settlements collected/(paid) (1)	23,053	(33,856)
Income tax expense/(benefit)	50,398	1,922
Share-based compensation expense	1,483	1,185

Adjusted EBITDA (2)	$172,005	$119,050
Plus:
Cash interest and bank fees, net	$(18,683)	$(14,293)
Capital expenditures (3)	(78,685)	(102,702)
Current income tax (expense)/benefit	(204)	207

Free Cash Flow (2)	$74,433	$2,262

EBITDA Margin (per Boe) (4)	$25.93	$24.64

(1)	Amounts relate to settled contracts covering the production months during the period
(2)	Refer to Appendix E of the Preliminary Proxy Statement for additional information
(3)	Excludes proceeds/(payments) related to the divestiture/(acquisition) of oil and gas properties and equipment, outside of regular way land and leasing costs
(4)	EBITDA margin is calculated as Adjusted EBITDA divided by total production

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Free Cash Flow (Unaudited)

SilverBow Resources, Inc. and Subsidiary

The below tables provide the calculation of Adjusted EBITDA, Free Cash Flow and EBITDA margin for the following periods (in thousands, except per Boe information)

	Year Ended December 31, 2023	Year Ended December 31, 2022
Net Income (Loss)	$297,716	$340,437
Plus:
Depreciation, depletion and amortization	$219,116	$133,982
Accretion of asset retirement obligations	985	534
Interest expense	80,119	41,948
Loss (gain) on commodity derivatives, net	(241,309)	73,885
Derivative cash settlements collected/(paid) (1)	90,395	(212,416)
Income tax expense/(benefit)	83,613	9,600
Share-based compensation expense	5,526	5,086

Adjusted EBITDA (2)	$536,161	$393,056
Plus:
Cash interest and bank fees, net	$(70,853)	$(44,038)
Capital expenditures (3)	(408,591)	(327,504)
Current income tax (expense)/benefit	(526)	26

Free Cash Flow (2)	$56,191	$21,540

EBITDA Margin (per Boe) (4)	$24.75	$23.95

(1)	Amounts relate to settled contracts covering the production months during the period
(2)	Refer to Appendix E of the Preliminary Proxy Statement for additional information
(3)	Excludes proceeds/(payments) related to the divestiture/(acquisition) of oil and gas properties and equipment, outside of regular way land and leasing costs
(4)	EBITDA margin is calculated as Adjusted EBITDA divided by total production

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Free Cash Flow (Unaudited)

SilverBow Resources, Inc. and Subsidiary

The below tables provide the calculation of Adjusted EBITDA, Free Cash Flow and EBITDA margin for the following periods (in thousands, except per Boe information)

	Year Ended December 31, 2020	Year Ended December 31, 2019
Net Income (Loss)	$(309,382)	$114,656
Plus:
Depreciation, depletion and amortization	$64,564	$95,915
Accretion of asset retirement obligations	354	329
Interest expense	31,228	36,561
Write-down of oil and gas properties	355,948	—
Loss (gain) on commodity derivatives, net	(61,604)	(24,242)
Derivative cash settlements collected/(paid) (1)	39,424	24,808
Income tax expense/(benefit)	20,911	(21,582)
Share-based compensation expense	4,557	6,148

Adjusted EBITDA (2)	$146,300	$232,593
Plus:
Monetized derivative contracts	$38,310	$—
Cash interest and bank fees, net	(28,929)	(34,408)
Capital expenditures (3)	(95,241)	(261,662)
Current income tax (expense)/benefit	480	(519)

Free Cash Flow (2)	$60,920	$(63,996)

EBITDA Margin (per Boe) (4)	$13.14	$16.55

(1)	Amounts relate to settled contracts covering the production months during the period
(2)	Refer to Appendix E of the Preliminary Proxy Statement for additional information
(3)	Excludes proceeds/(payments) related to the divestiture/(acquisition) of oil and gas properties and equipment, outside of regular way land and leasing costs
(4)	EBITDA margin is calculated as Adjusted EBITDA divided by total production

Reconciliation of General & Administrative Expenses to Cash General & Administrative Expenses (Unaudited)

SilverBow Resources, Inc. and Subsidiary

The below tables provide the calculation of cash G&A for the following periods (in thousands, except per Boe information)

	Year Ended December 31, 2023	Year Ended December 31, 2022
General and administrative, net	$24,520	$21,395
Less: Share-based compensation expense	5,526	5,086

Cash general and administrative, net	$18,994	$16,309

General and administrative, net (per Boe)	$1.13	$1.30
Less: Share-based compensation expense (per Boe)	0.25	0.31

Cash general and administrative, net (per Boe)	$0.88	$0.99

	Year Ended December 31, 2020	Year Ended December 31, 2019
General and administrative, net	$22,608	$24,851
Less: Share-based compensation expense	4,557	6,148

Cash general and administrative, net	$18,051	$18,703

General and administrative, net (per Boe)	$2.03	$1.77
Less: Share-based compensation expense (per Boe)	0.41	0.44

Cash general and administrative, net (per Boe)	$1.62	$1.33

Reconciliation of Net Income (Loss) to Return on Capital Employed (Unaudited)

SilverBow Resources, Inc. and Subsidiary

The below tables provide the calculation of Return on Capital Employed for the following periods (in thousands)

	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2021
Net Income (Loss)	$297,716	$340,437	$86,759
Plus:
Depreciation, depletion and amortization	219,116	133,982	68,629
Accretion of asset retirement obligations	985	534	306
Interest expense	80,119	41,948	29,129
Derivative (gain)/loss	(241,309)	73,885	123,018
Derivative cash settlements collected/(paid) (1)	90,395	(212,416)	(73,256)
Income tax expense/(benefit)	83,613	9,600	6,398
Share-based compensation expense	5,526	5,086	4,645

Adjusted EBITDA	$536,161	$393,056	$245,628
Less: Depreciation, depletion and amortization	(219,116)	(133,982)	(68,629)

Adjusted EBIT (A)	$317,045	$259,074	$176,999

Total Debt	$692,000	$377,000	$430,000
Shareholders Equity (2)	791,579	292,532	446,981

Capital Employed - Beginning of Year	$1,483,579	$669,532	$876,981

Total Debt	$1,222,000	$692,000	$377,000
Shareholders Equity	1,189,328	791,579	292,532

Capital Employed - Year-End	$2,411,328	$1,483,579	$669,532

Average Capital Employed (B) (3)	$1,947,454	$1,076,556	$773,256.5

Return on Capital Employed (ROCE) (A / B) (4)	16%	24%	23%

(1)	Includes accruals for settled contracts covering commodity deliveries during the period where the actual cash settlements occur outside of the period.
(2)	Shareholder’s Equity at Beginning of Year 2021 excludes the impact of write-down of oil and gas properties during 2020
(3)	B = Average of Beginning of Year and Year-End Capital Employed
(4)	Refer to Appendix E of the Preliminary Proxy Statement for additional information

INVESTOR CONTACT:

ir@sbow.com

(281) 874-2700, (888) 991-SBOW

MEDIA CONTACT:

Adam Pollack / Jed Repko

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

On March 28, 2024, the Company issued the following presentation in connection with the Shareholder Letter:

SilverBow

SilverBow RESOURCES®

SilverBow's Observations on Kimmeridge's False Claims

Setting the Record Straight

FALSE CLAIMS	FACTS
SILVERBOW HAS FAILED TO ENGAGE WITH KIMMERIDGE	SilverBow has engaged with Kimmeridge extensively regarding a transaction
SILVERBOW NEEDS A BETTER BOARD TO CREATE VALUE	SilverBow has generated total shareholder returns of more than 550%[1] since 2021
KIMMERIDGE SLATE IS IN THE BEST INTEREST OF SHAREHOLDERS	Nominees selected to carry out Kimmeridge's self-serving agenda

SILVERBOW HAS ENGAGED WITH KIMMERIDGE EXTENSIVELY REGARDING A TRANSACTION

30+
meetings and calls

20+
months of engagement

Multiple
transaction structures proposed and evaluated

2
NDAs executed to conduct due diligence with access to VDR

1. Total shareholder returns as of March 27, 2024.

SILVERBOW HAS FAILED TO SilverBow has engaged with Kimmeridge extensively ENGAGE WITH KIMMERIDGE regarding a transaction SILVERBOW NEEDS A BETTER SilverBow has generated total shareholder returns of BOARD TO CREATE VALUE more than 550%1 since 2021 KIMMERIDGE SLATE IS IN THE Nominees selected to carry out Kimmeridge’s self- BEST INTEREST OF SHAREHOLDERS serving agenda KIMMERIDGE’S CLAIMS ON OUR ENGAGEMENT ARE CATEGORICALLY FALSE — PART OF A PATTERN OF MISSTATEMENTS AND TACTICS TO STEAL THE COMPANY ON THE CHEAP SILVERBOW HAS ENGAGED WITH KIMMERIDGE 30+ 20+ EXTENSIVELY REGARDING A TRANSACTION meetings and calls months of engagement Multiple 2 1 transaction structures NDAs executed to Deal with agreed terms, which proposed and evaluated conduct due diligence Kimmeridge failed to deliver on with access to VDR due to lack of financing — despite representing there were no financing contingencies 1. Total shareholder returns as of March 27, 2024.

SilverBow Has Created Shareholder Value

KIMMERIDGE'S TACTICAL GAMES	SILVERBOW'S ACTIONS TO DELIVER SHAREHOLDER VALUE
Told SilverBow to not compete in Laredo auction to execute its own agenda	» Engaged with Kimmeridge extensively and in good faith over 20+ months
Accumulated ~15% stake and threatened to buy more shares to gain greater control without offering control premium to all shareholders	» Adopted a rights plan to protect substantial shareholder value and ensure shareholders are paid control premium
Filed a 13G (indicating passive intent) while trying to acquire the company	» Entered into information sharing agreements to evaluate potential transactions
Failed to obtain financing to consummate a transaction	» Reached an agreement to pursue a potential transaction
Stated intent to seek control of the Board through proxy fights	» Remained open to evaluating alternative structures following Kimmeridge's failure to obtain financing, and invited Kimmeridge to submit formal written proposals for the Board to consider
Rejected settlement proposal to add mutually agreed upon candidate	» Offered a settlement proposal in efforts to avoid a distracting proxy fight
Said in SilverBow Board meeting they wanted to keep engagement private then filed a 13D, publicly launching a proxy fight hours later	» Remains open to evaluating value-maximizing transactions
Nominated slate to carry out self-serving agenda	» Delivered relative TSR outperformance on a 1-, 3- and 5- year basis against the XOP

SILVERBOW HAS DELIVERED SIGNIFICANT OUTPERFORMANCE [1]

553%
TSR since 2021

372%
Outperformance vs. XOP

SilverBow Has Created Shareholder Value KIMMERIDGE HAS PLAYED TACTICAL GAMES, WHILE SILVERBOW HAS ACTED IN SHAREHOLDERS’ BEST INTERESTS Told SilverBow to not compete in Laredo auction Engaged with Kimmeridge extensively and to execute its own agenda in good faith over 20+ months Accumulated ~15% stake and threatened to Adopted a rights plan to protect substantial buy more shares to gain greater control without shareholder value and ensure shareholders are paid offering control premium to all shareholders control premium Filed a 13G (indicating passive intent) while Entered into information sharing agreements to trying to acquire the company evaluate potential transactions Failed to obtain financing to Reached an agreement to pursue a potential consummate a transaction transaction Remained open to evaluating alternative structures Stated intent to seek control of the following Kimmeridge’s failure to obtain financing, and Board through proxy fights invited Kimmeridge to submit formal written proposals for the Board to consider Rejected settlement proposal to add mutually Offered a settlement proposal in efforts to avoid a agreed upon candidate distracting proxy fight Said in SilverBow Board meeting they wanted Remains open to evaluating value-maximizing to keep engagement private then filed a 13D, transactions publicly launching a proxy fight hours later Nominated slate to carry out Delivered relative TSR outperformance on a 1-, 3- and self-serving agenda 5- year basis against the XOP SILVERBOW HAS DELIVERED SIGNIFICANT OUTPERFORMANCE 1 553% TSR since 2021 372% Outperformance JAN 21 AUG 21 APR 22 NOV 22 JUL 23 MAR 24 vs. XOP SBOW XOP-US 1. Total shareholder returns as of March 27, 2024. Assumes dividends reinvested when received.

Kimmeridge Selected its Nominees to Carry Out its Self-Serving Agenda NOMINEES ARE SELF-INTERESTED AND HIGHLY CONFLICTED, THEIR INTERESTS ARE NOT ALIGNED WITH SILVERBOW SHAREHOLDERS • Kimmeridge rejected SilverBow’s settlement proposal to have input on adding a true independent director • Nominees have close ties to or history with Kimmeridge • Each of the nominees was promised a “special deal” to be added to a combined company board — but only if Kimmeridge is successful CARRIE FOX • Has $3M limited partnership INTEREST IN KIMMERIDGE Fund VI • Only public director experience serving as director alongside Ben Dell, Kimmeridge Managing Partner, at two Kimmeridge-controlled companies • NO PUBLIC COMPANY C-SUITE EXPERIENCE DOUGLAS BROOKS • Mixed track record, overseeing SHAREHOLDER VALUE DESTRUCTION during director and executive tenures at a number of companies, with an average TSR underperformance of approximately (60%)1 • Served as director at company during another Kimmeridge campaign KATHERINE MINYARD • Served as a Kimmeridge nominee at another target company • Only public company director experience as director nominated by Kimmeridge • NO OPERATIONAL EXPERIENCE in the E&P sector • NO PUBLIC COMPANY C-SUITE EXPERIENCE ADDING KIMMERIDGE’S NOMINEES TO THE BOARD INTRODUCES CONFLICTS OF INTEREST 1. Relative TSR vs. XOP.

Important Additional Information and Where to Find It The Company, its directors and certain of its executive officers and employees are or will be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). The Company has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 28, 2024 in connection with the solicitation of proxies for the 2024 Annual Meeting, together with a WHITE proxy card. The identity of the participants, their direct or indirect interests, by security holdings or otherwise, and other information relating to the participants are available in the Preliminary Proxy Statement (available here) in the section entitled “Security Ownership of Board of Directors and Management” and Appendix F. To the extent holdings of the Company’s securities by the Company’s directors and executive officers changes from the information included in this communication, such information will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described below. SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) AND ANY OTHER DOCUMENTS TO BE FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain, free of charge, copies of all of the foregoing documents, any amendments or supplements thereto at the SEC’s website (http://www.sec.gov). Copies of the foregoing documents, any amendments or supplements thereto are also available, free of charge, at the “Investor Relations” section of the Company’s website (https://www.sbow.com/investor-relations).

On March 28, 2024, the Company launched a website www.FutureOfSilverBow.com in connection with the Shareholder Letter. A copy of the website content can be found below:

Delivering Value for ALL SilverBow Shareholders SilverBow Resources, Inc. is committed to delivering substantial value to our shareholders with: THE RIGHT ASSETS THE RIGHT BUSINESS STRATEGY j» A PROVEN TEAM

MORE THAN 550% 72% total shareholder returns generated since 2021. outpacing the XOP EBITDA margin2 delivered in 2023 E&P Index by more than 370% over the same period1 21% RECORD RESULTS corporate-level ROCE2 over the last three years achieved in Q4 2023 despite a challenging operating environment 1 Total shareholder returns as of March 27. 2024. Assumes dividends reinvested when received. 2 Non-GAAP measure. Refer to Appendix A to Silver Bow’s March 28, 2024 Shareholder Letter (as filed with the Securities and Exchange Commission on March 28. 2024> for definitions and reconciliations. Because of significant and deliberate steps taken by management and our Board, we have: Strengthened our and significantly expanded our capital allocation options through transformative acquisition South Texas Leveraged our portfolio to effectively adapt to low natural gas Optimized our 2024 plan to maximize free cash flow, profitably grow oil volumes and reduce debt

We believe there is substantial near-term and long-term upside in our strategy, which is overseen by our highly qualified and independent Board of Directors bringing track records value creation

COMPANY RESOURCES

SHAREHOLDER LETTERS

March 28, 2024
Shareholder Letter

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March 1, 2024
Shareholder Letter

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PRESS RELEASES

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INFOGRAPHICS

March 28, 2024
Infographic

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SEC FILINGS

2024 Preliminary Proxy Statement

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COMPANY RESOURCES SHAREHOLDER LETTERS March 28.2024 Shareholder Letter March 1, 2024 Shareholder Letter PRESS RELEASES March 28, 2024 SilverBow Resources Highlights Successful Implementation of Strategy and Positive Business Momentum March 28, 2024 SilverBow Resources Appoints Leland Jourdan to the Board of Directors: Christoph O. Majeske Stepping Down INFOGRAPHICS March 28, 2024 Infographic SEC FILINGS 2024 Preliminary Proxy Statement

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management’s expectations or beliefs concerning future events, and it is possible that the results described in this communication will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this communication, including those regarding our strategy, the benefits of the acquisitions, future operations, guidance and outlook, financial position, prospects, plans and objectives of management are forward-looking statements. When used in this report, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,” “continue,” “potential,” “plan,” “project,” “positioned,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties: risk related to recently completed acquisitions and integrations of these acquisitions; volatility in natural gas, oil and natural gas liquids prices; cash flow and liquidity, including our ability to satisfy our short- or long-term liquidity needs; general economic and political conditions, including inflationary pressures, further increases in interest rates, a general economic slowdown or recession, instability in financial institutions, political tensions and war (including future developments in the ongoing conflicts in Ukraine and the Gaza Strip); the severity and duration of world health events, including health crises, and related economic repercussions, including disruptions in the oil and gas industry, supply chain disruptions, and operational challenges; our ability to execute on strategic initiatives; effectiveness of our risk management activities, including hedging strategy; counterparty and credit market risk; actions by third parties, including customers, service providers and shareholders; current and future governmental regulation and taxation of the oil and natural gas industry; developments in world oil and natural gas markets and in oil and natural gas-producing countries; uncertainty regarding our future operating results; and other risks and uncertainties discussed in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the year ended December 31, 2023.

All forward-looking statements speak only as of the date of this communication. You should not place undue reliance on these forward-looking statements. The Company’s capital budget, operating plan, service cost outlook and development plans are subject to change at any time. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this communication are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. The risk factors and other factors noted herein and in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events, except as required by law.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers and employees are or will be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). The Company has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the SEC on March 28, 2024 in connection with the solicitation of proxies for the 2024 Annual Meeting, together with a WHITE proxy card.

The identity of the participants, their direct or indirect interests, by security holdings or otherwise, and other information relating to the participants are available in the Preliminary Proxy Statement (available here) in the section entitled “Security Ownership of Board of Directors and Management” and Appendix F. To the extent holdings of the Company’s securities by the Company’s directors and executive officers changes from the information included in this communication, such information will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described below.

SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE) AND ANY OTHER DOCUMENTS TO BE FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain, free of charge, copies of all of the foregoing documents, any amendments or supplements thereto at the SEC’s website (http://www.sec.gov). Copies of the foregoing documents, any amendments or supplements thereto are also available, free of charge, at the “Investor Relations” section of the Company’s website (https://www.sbow.com/investor-relations).